FORM 8-KA


                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549


                                 CURRENT REPORT



     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934






                       MEDISCIENCE TECHNOLOGY CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED ON CHARTER)



  NEW JERSEY                     0-7405                       22-1937826
________________________________________________________________________________
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)




         1235 Folkstone Way, P.O. Box 598, Cherry Hill, New Jersey 08003
________________________________________________________________________________




        Registrant's telephone number. Including area code (856) 428 7952
________________________________________________________________________________





________________________________________________________________________________
                 (Former Address, if changed, since last report)


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Item 5. Other Materially Important Events:

                      Amendment of 8-K filed JUNE 12, 2002

The new contract with the Research Foundation City University of New York (RFCUNY) was effective upon acceptance by Registrant on June 10th, 2002.

Registrant executed a new contract with the Research Foundation City University of New York (RFCUNY), that supercedes all prior agreements with (RFCUNY), erases all MTC debt to RFCUNY and reduces MTC royalty rate from 5% to 3.25% as to all patent/patent applications of a Medical nature in exchange for the following consideration to (RFCUNY): 1. Registrant's cash payment of $85,045.00, 2. Registrant's issuance to RFCUNY of 283,228 SEC144 shares. 3. Registrant's issuing a five (5) year. Warrant to (RFCUNY) providing (RFCUNY) the right to purchase six hundred thousand (600,000) SEC144 shares at one dollar ($1.00) per share. The agreement protects Registrant by affirming Registrant's ownership and/or exclusive license of all MEDICAL APPLICATIONS embodied in Registrants patent list attached to the contract as exhibit A. RFCUN has a prior warrant to purchase five hundred thousand (500,000) shares of Mediscience common Rule 144 shares at one dollar ($1.00) per share expiring December 31, 2003. Total warrants presently in RFCUNY for Mediscience common SEC 144 shares is One Million one hundred thousand (1,100,000).



B Effective June 10th, 2002 and unanimously approved by the Board of Directors May 30, 2002 Registrant executed and fully funded a new agreement with "The Institute for Ultra fast Spectroscopy and Lasers Center for Ultrafast Photonics and Mediphotonics Laboratory of City University of New York". Term: July 1, 2002 to June 30, 2003. The agreement provides continual technical and research assistance to Registrant in support of existing and anticipated clinical trials in the United States and India.



The cash payment of $120,045 for the two above transactions was financed by a promissory note dated June 20, 2002 between the company and the Olive Cox Sleeper Trust ("the Trust"). Terms of the note was interest at 12% per annum. The principle amount outstanding on the note plus all accrued interest is due and payable on February 20,2003.

The note has a conversion feature that allows the "Trust" to convert the principle and accrued interest on the note on February 20, 2003 to Common Stock of the Company at the rate of one share for each $0.12 of principle and accrued interest at date of conversion.

                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized



                                      MEDISCIENCE TECHNOLOGY CORPORATION




                                      /s/ Peter Katevatis
                                      ------------------------------------------
                                      Peter Katevatis, Chairman


Dated July 30, 2002